Date   December 13, 1995


To: THE CIT GROUP/BUSINESS CREDIT, INC.

Address: 10 South LaSalle Street
         Chicago, IL 60603


                              GUARANTY OF BORROWER




Gentlemen:

         Reference is made to that certain Financing Agreement dated of even date herewith, as amended (herein the "Agreement") between you and each of the undersigned (herein each a "Guarantor" and collectively the "Guarantors"). Each of the Guarantors hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the other Guarantors to you, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including, without limitation, all Obligations (as defined in the Agreement). Further each of the Guarantors agrees to pay to you on demand the amount of all expenses (including reasonable attorney's fees) incurred by you in collecting or attempting to collect any of the Obligations (as hereinafter defined), whether from such Guarantor, or from the other Guarantors or any other obligor, or in realizing upon any collateral; and agrees to pay any interest at the highest lawful rate on all amounts payable to you hereunder, even if such amount cannot be collected from any other obligor. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Obligations"). To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by any Guarantor, its trustee, or any other party acting for, on behalf of or through any Guarantor or its representative), the Guarantors' obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment to you therefor, which payment shall be due upon demand.

         This Guaranty is executed as an inducement to you to enter into or continue the financing arrangement under the Agreement and to make the loans, advances, extensions of credit or financial accommodations described therein, and is executed in consideration of your doing or having done any of the foregoing. Each of the Guarantors agrees that any of the foregoing shall be done or extended by you in your sole discretion, and shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing.

         Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantors may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. Each of the Guarantors also waives notice ofchanges in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of the Guarantors) and the settlement, compromise or release of any Obligations, and agree that, as to each of the Guarantors, the amount of the Obligations shall not be diminished by any of the foregoing. Each of the Guarantors also agrees that you need not attempt to collect any Obligations from the other Guarantors or any other obligor or to realize upon any collateral, but may require the Guarantors to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

         This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. Payment by the Guarantors shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the Guarantors (or any one or more of them) either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantors, each of the Guarantors agrees not to assert against you any set-off or counterclaim which the other Guarantors may have, and, further, each of the Guarantors agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to such Guarantor, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and any of the Guarantors shall be adverse parties, the Guarantors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of laches and waive the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law. Each of the Guarantors hereby consents to the in personam jurisdiction of the courts of the State of Illinois. In the event that you bring any action or suit in any court of record of the State of Illinois or the Federal Government to enforce any or all liabilities of the Guarantors hereunder, service of process may be made on the Guarantors by mailing a copy of the summons to the Guarantors at the address below set forth.

         All sums at any time to the credit of the Guarantors and any property of the Guarantors on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of the Guarantors to you however arising. The Guarantors shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of any of the Guarantors.

         This Guaranty may be terminated as to any one of the Guarantors only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that any of the Guarantors so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to ariy and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said preexisting Obligations. Termination as to any one of the Guarantors shall not affect the obligations of any of the other Guarantors, nor relieve the one giving such notice from liability for any post termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you under the Agreement.

         Your books and records showing the loan account(s) maintained under the Agreement shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered under the Agreement shall be binding upon the Guarantors (whether or not the Guarantors received copies thereof) and shall constitute an account stated unless you shall have received a written statement of the exceptions thereto within thirty (30) days after the statement was mailed by you.

         Each of the Guarantors expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the other Guarantors or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to any Guarantors property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty.

         This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and any of the Guarantors shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the Guarantors of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantors hereunder.

         This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made under the Agreement by, or otherwise owed to, such assignee or transferee.

         This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by any or all of the Guarantors or others in your favor.

         When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns and any parent, subsidiary or affiliate of yours; shall be binding jointly and severally upon the Guarantors and upon the respective heirs, executors, administrators, successors and assigns of each of the Guarantors.

         This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.


         IN WITNESS WHEREOF the Guarantors have executed and delivered this Guaranty effective as of the date above set forth.

                                           Peerless Chain Company


                                           By: William H. Spell
                                           Title: Chairman


                                           Address: 1416 E. Sanborn Street
                                                    Winona, MN 55987-5349

                                           PEERLES CHAIN OF IOWA, INC.


                                           By: William H. Spell
                                           Title: Chairman

                                           Address: 1416 E. Sanborn Street
                                                    Winona, MN 55987-5349